Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications to Release Fourth-Quarter Results and Host Call

STAMFORD, Conn., January 5, 2010 -- Frontier Communications Corporation  (NYSE: FTR) plans to release fourth-quarter and fiscal year 2009 results on Wednesday, February 24, 2010 before the market opens and to host a conference call that day at 9:00 A.M. Eastern time.

The conference call will be Webcast and may be accessed (live and replay) at:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=66508&eventID=2660104

A telephonic replay of the conference call will be available from noon Eastern time, February 24, 2010 through noon, March 4, 2010, via dial-in at 888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 719-457-0820, passcode 1871434.  A Webcast replay of the call will be available at the above Website.

About Frontier Communications

Frontier Communications Corporation (NYSE: FTR) is a full-service communications provider and one of the largest local exchange telephone companies in the country serving rural areas and small and medium-sized towns and cities. Frontier is included in the S&P 500 Index. Frontier Communications offers telephone, television and Internet services, including wireless Internet data access, as well as bundled offerings, specialized bundles for small businesses and home offices, and data security solutions. Additional information about Frontier is available at www.frontier.com.

INVESTOR CONTACTS:		MEDIA CONTACT:
David Whitehouse	Gregory Lundberg	Brigid Smith
SVP & Treasurer	Director, Investor Relations	AVP Corp. Comm & Recognition
(203) 614-5708	(203) 614-5044	(203) 614-5042
david.whitehouse@frontiercorp.com	greg.lundberg@frontiercorp.com	brigid.smith@frontiercorp.com

###